A PARTNERSHIP OF INCORPORATED PROFESSIONALS	AMISANO HANSON CHARTERED ACCOUNTANTS

EXHIBIT 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

We hereby consent to the inclusion of our Auditor’s Report dated April 14, 2005, on the balance sheet of Lincoln Gold Corporation (the “Company”) as of December 31, 2004 and the Statements of Operations, Stockholders’ Deficiency and Cash Flows for the year ended December 31, 2004 in the Company’s Amendment No. 2 to Form SB-2 Registration Statement to be filed with the United States Securities and Exchange Commission in order to register the sale of units, with each unit to be comprised of one share of the Company’s common stock, one-half of one Class A share purchase warrant and one Class B share purchase warrant.

In addition, we consent to the reference to us under the heading “Experts” in the Registration Statement.

“Amisano Hanson”

Amisano Hanson
Chartered Accountants
Vancouver, Canada

April 5, 2006

750 WEST PENDER STREET, SUITE 604	TELEPHONE:	604-689-0188
VANCOUVER CANADA	FACSIMILE:	604-689-9773
V6C 2T7	E-MAIL:	amishan@telus.net